Exhibit 23.2

CONSENT

We consent to the incorporation by reference in this annual report on Form 11-K for the year ended December 31, 2004, of our report dated May 23, 2005, appearing in the Registration Statement on Form S-8 (file No. 0-8707) of Nature’s Sunshine Products, Inc. Tax Deferred Retirement Plan filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 which became effective May 22, 1995.

/s/ Gregory & Associates, LLC (formerly Gregory & Eldredge, LLC)

Salt Lake City, Utah

June 26, 2006